EXHIBIT 99.1
                                                                    ------------

                               AMENDMENT NUMBER 1
                                       TO
                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

         THIS IS AMENDMENT NUMBER 1 (the "Amendment") being executed and delivered by and between Sagient Research Systems, Inc., formerly named PCS Research Technology, Inc., a Delaware corporation ("Sagient"), and Global Capital Funding Group, L.P., a Delaware limited partnership, ("GCFG"), and dated as of November 22, 2005 in order to amend that certain Securities Purchase Agreement by and between Sagient and GCFG dated as of December 14, 2001 (the "Securities Purchase Agreement").

                                    RECITALS

         The parties to this Amendment wish to (i) amend certain terms of that certain secured promissory note dated as of December 14, 2001 in the principal amount of $1,425,000 issued pursuant to the Securities Purchase Agreement (the "Primary Note"), and (ii) restructure the obligations underlying the Primary Note, including the Maturity Date, all as further set forth below.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         a) Amendment of the Primary Note. The Primary Note shall be amended and restated such that the Maturity Date shall be changed to November 22, 2006.

         2. Legal Fee. In further consideration of this Amendment , Sagient shall be responsible for and pay to GCFG's investment advisor, Global Capital Advisors, Ltd., the legal fee for document preparation and due diligence in the amount of Ten Thousand Dollars ($10,000) (the "Legal Fee"). The Legal Fee shall be part of the principal amount of the amended Primary Note and shall be paid in cash upon execution of this Amendment.

         3. No Other Effect on the Securities Purchase Agreement. Except as amended by this Amendment, the Securities Purchase Agreement remains in full force and effect.

         4. Effective Date. This Amendment shall be effective as of November 22, 2005 (the "Effective Date").

         5. Miscellaneous.

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                  (a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Securities Purchase Agreement

                  (b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of Delaware (except the laws of that jurisdiction that would render such choice of laws ineffective).

                  (c) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

         IN WITNESS WHEREOF, this Amendment has been executed and delivered by Sagient and GCFG as of the date first set forth above.

Sagient:                       Sagient Research Systems, Inc.

                               By: /s/ BRIAN OVERSTREET
                                   ---------------------------------------------
                                   Name:  Brian Overstreet
                                   Title: President and Chief Executive Officer


GCFG:                          Global Capital Funding Group, L.P.,
                               by Global Capital Management Services, Inc., its General Partner

                               By: /s/ LEWIS N. LESTER
                                   ---------------------------------------------
                                   Name:  Lewis N. Lester
                                   Title: President

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